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                                                            Exhibit 1-A(8)(d)(1)



                                 Amendment No. 1
                          TO THE REINSURANCE AGREEMENT
                                     BETWEEN
                  THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY
                                       OF
                              SPRINGFIELD, ILLINOIS
                                       and
                       THE FRANKLIN LIFE INSURANCE COMPANY
                                       OF
                              SPRINGFIELD, ILLINOIS

        Except as hereinafter specified, all terms and conditions of the Reinsurance Agreement dated January 1, 1988, amendments and addenda attached thereto shall apply, and this amendment is to be attached to and made part of the aforesaid agreement.


This Amendment is Effective January 1, 1990.

I.      REINSURANCE COVERAGE

        Paragraph 3. of the REINSURANCE COVERAGE provision is hereby replaced by the following paragraphs.

        3. Life reinsurance under this agreement shall be term insurance for the amount at risk that exceeds the REINSURED's retention. The amount of reinsurance shall be the death benefit less the cash value less the retention. The amount of reinsurance will be determined on each anniversary of the policy. For Charter One policies in the first year, the amount of reinsurance will be the Specified Amount (Initial Death Benefit) less the Initial premium less the retention. For Equibuilder policies, the amount of reinsurance shall be further reduced by the amount reinsured with another company.

        Paragraph 5. of the REINSURANCE COVERAGE provision is hereby replaced by the following paragraphs.


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        5. If the REINSURED issues a policy as a continuation of a policy reinsured under this agreement, reinsurance of the continuation shall continue with the FRANKLIN. Such reinsurance shall be in effect under the reinsurance agreement between the REINSURED and the FRANKLIN which provides reinsurance of the policy form issued as a continuation if there is such an agreement in effect on the effective date of the continuation; otherwise, reinsurance shall be in effect under the terms of this agreement.

                  If the REINSURED issues a policy as a continuation of a policy not reinsured under this agreement, reinsurance shall be in effect under this agreement only if all of the following is true:

       (a) the original policy was issued by the FRANKLIN and is now a continuation with the REINSURED.

       (b) the FRANKLIN will reinsure the policies under the provisoins of the Reinsurance Agreement in effect on the date of such conversion; for purposes of calculating the premium for such reinsurance, the date of issue of the converted policy shall be considered the date of the original policy.

       (c) if the original FRANKLIN policy was reinsured with other companies, the appropriate amount of reinsurance will be retroceded to the original reinsuring companies from the FRANKLIN after the REINSURED has ceded to the FRANKLIN in accordance with the continuation provisions of all agreements

II.    APPENDIX I

       The original Appendix I is hereby replaced by the attached Appendix I (revised 1-1-90).

III.   SCHEDULE B

       The original Schedule B is hereby replaced by the attached Schedule B (revised 1-1-90).



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                                   APPENDIX I
                            (Revised January 1, 1990)

              Insurance Subject to Reinsurance under this Agreement

Policy Form 1701                          Flexible Premium Adjustable
                                               Life Insurance (Charter One)

Policy Form T1702                         (XL Plus) - Universal Life

Policy Form T1735                         (Equibuilder) - Flexible Premium
                                               Variable Universal Life

Policy Form T0113                         Term Insurance Rider on the
                                               Additional Insured Person



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In Witness Whereof, both parties have executed this Amendment No. 1 in duplicate as follows:

                                       AMERICAN FRANKLIN LIFE INSURANCE COMPANY
                                       BY
                                       TITLE   President
                                       DATE    February 20, 1990
Witness:
      BY
    TITLE    Sr. V.P. and Secretary
     DATE    February 20, 1990

                                       THE FRANKLIN LIFE INSURANCE COMPANY
                                       BY
                                       TITLE   Senior Vice President - Actuarial
                                       DATE    February 20, 1990
Witness:
      BY
   TITLE     Vice President and Actuary
    DATE     February 20, 1990




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                                   SCHEDULE B
           Maximum Amounts which the REINSURED may cede Automatically

                                      LIFE

                                                           Substandard
            Ages                  Standard               Through Table P
            ----                  --------               ---------------
            0-70              $50,000 on an               $50,000 on an
                              individual life             individual life



                            ACCIDENTAL DEATH BENEFITS
                                     $50,000